EXHIBIT 10-24
[Execution Copy]

TE FOSSIL SECURITY AGREEMENT

SECURITY AGREEMENT, dated October 24, 2005 (the “Agreement”), by and between FIRSTENERGY GENERATION CORP. (“Debtor”), an Ohio corporation and THE TOLEDO EDISON COMPANY (“Secured Party”), an Ohio corporation.

BACKGROUND

A. Debtor and Secured Party have entered into a certain Purchase and Sale Agreement, dated as of May 18, 2005 (“Purchase Agreement”), pursuant to which Debtor has purchased from Secured Party certain Purchased Assets, as defined in the Purchase Agreement. Capitalized terms used herein shall have the meaning given to them in the Purchase Agreement unless otherwise defined herein.

B. As provided by the Purchase Agreement, Debtor has delivered to Secured Party a Secured Promissory Note, dated October 24, 2005, in payment of the Purchase Price for the Purchased Assets.

C. Debtor wishes to secure its obligations under the Secured Promissory Note by granting to Secured Party a security interest in the Purchased Assets.

1. Grant of Security Interest. Debtor hereby conveys, assigns, transfers and grants to Secured Party a security interest in the Collateral (as defined in section 3) to secure the Debtor’s performance of the obligations set forth in Section 4.

2. Collateral. The collateral covered by this Agreement (“Collateral”) shall consist of the following:

a.	Seller’s 100% undivided ownership interest in Unit No. 1 of the Bay Shore Generating Station, Toledo, Ohio;
b.	Seller’s 100% undivided ownership interest in Unit No. 2 of the Bay Shore Generating Station, Toledo, Ohio;
c.	Seller’s 100% undivided ownership interest in Unit No. 3 of the Bay Shore Generating Station, Toledo, Ohio;
d.	Seller’s 100% undivided ownership interest in Unit No. 4 of the Bay Shore Generating Station, Toledo, Ohio;
e.	Seller’s 100% undivided ownership interests in the 17 MW Bay Shore Peaking Facility, Toledo, Ohio;
f.	Seller’s 100% undivided ownership interests in the 42 MW Richland Peaking Facility, Defiance, Ohio
g.	Seller’s 100% undivided ownership interests in the 18 MW Stryker Peaking Facility, Springfield, Ohio; and

h.

All of Seller’s right, title and interest in and to any and all contracts, fuel, spare parts, inventories, equipment, supplies and other assets associated with or necessary for the ownership or operation of the foregoing.

3. Debtor’s Obligations Secured Hereby. This Agreement secures the obligations of the Debtor to make payment of principal and interest due on the Secured Promissory Note.

4. Debtor’s Covenants. The Debtor agrees and covenants as follows:

a. Further Encumbrances. Until the obligations secured under this Agreement and the Note shall have been repaid in full, the Debtor shall not grant a security interest in any of the Collateral other than to Secured Party or execute any financing statements covering any of the Collateral in favor of any person other than Secured Party without Secured Party’s prior written consent.

b. Insurance on Collateral. The Collateral will be insured at the Debtor’s expense against all risks and in such amounts as commonly insured by owners of like property and to the extent Debtor can obtain such insurance at commercially reasonable rates and terms. The Debtor agrees to pay or cause to be paid, when due, all premiums for such insurance and all taxes, license fees and other charges in connection with the Collateral.

c. Perfection of Security Interest. The Debtor shall execute and deliver such financing statements and other documents as Secured Party reasonably deems necessary to create, perfect and continue perfection of the security interest in the Collateral contemplated hereby.

d. Fees and Costs. Upon any Event of Default, the Debtor shall pay all expenses, including reasonable attorneys’ fees, incurred by Secured Party in the preservation, realization, enforcement or exercise of any of Secured Party’s rights under this Agreement.

5. Remedies of Default. Upon the occurrence of an Event of Default, Secured Party shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the remedies hereinafter set forth. Such rights, privileges, powers and remedies shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of the same or any of them.

a. Payment Under Note. Secured Party may declare the aggregate unpaid principal balance of the Secured Promissory Note together with all unpaid accrued interest thereon, to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to Secured Party.

b. Possession of Collateral. Secured Party may take possession of any or all of the Collateral covered hereby.

6. Power of Attorney. The Debtor hereby appoints Secured Party the attorney-in-fact of the Debtor to prepare, sign and file or record, for the Debtor in the Debtor’s name, any financing statements, applications for registration and other similar instruments and documents and to take any other action deemed by Secured Party necessary or desirable in order to perfect or continue perfection of the security interest of Secured Party hereunder, and to perform any obligations of the Debtor hereunder, at the Debtor’s expense, but without obligation to do so.

7. Successors and Assigns. This Agreement shall inure to the benefit of Secured Party and its successors and assigns, and shall be biding upon the Debtor and its successor and assigns.

8. Presentment, etc. The Debtor hereby waives presentment, protest,, notice of protest, notice of dishonor and notice of nonpayment with respect to any proceeds to which Secured Party is entitled hereunder and any rights to direct the application of payments for security for indebtedness of the Debtor hereunder, or indebtedness of customers of the Debtor, and hereby waives any right to require proceedings against others or to require exhaustion of security.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if: (a) mailed by certified or registered mail, return receipt requested; (b) sent for overnight delivery by Federal Express or other express carrier, (c) sent via facsimile; or (d) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to Secured Party:

The Toledo Edison Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Attn: President

Facsimile: (330) 384-3875

If to Debtor:

FirstEnergy Generation Corp.

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Attn: President

Facsimile: (330) 384-3875

10. Reliance on Statement of a Secured Party. In performing any obligations hereunder or in responding to any notice provided hereunder, the Debtor shall be entitled to rely on any statement made by Secured Party or its agent unless the Debtor has actual knowledge that the party making such statement is exceeding his or its authority to act as the agent of Secured Party.

11. Governing Law. This Agreement shall be governed by the substantive laws of the State of Ohio, without giving effect to any conflict of laws principles.

12. Enforcement. If any portion of this Agreement be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible with the same effect as if the invalid or unenforceable portion were omitted from this Agreement.

13. Headings. The headings set forth in this Agreement are for the convenience of the parties and shall not by themselves determine the interpretation or construction of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

DEBTOR:

FIRSTENERGY GENERATION CORP.
By:	/s/ Charles D. Lasky

SECURED PARTY:

THE TOLEDO EDISON COMPANY
By:	/s/ David W. Whitehead